Registration No. 333-124223
                                                Filed Pursuant to Rule 424(b)(2)

                       John Hancock Life Insurance Company
                                 SignatureNotes
           With Maturities of Twelve Months or More from Date of Issue
     Fully and Unconditionally Guaranteed By Manulife Financial Corporation
--------------------------------------------------------------------------------
Pricing Supplement No. 40                                   Trade Date: 5/1/2006
(To Prospectus dated July 8, 2005)                          Issue Date: 5/4/2006

The date of this Pricing Supplement is May 1, 2006

CUSIP or Common Code:                             41013NM88

Price to Public:                                  100.00%

Principal Amount:                                 $ 180,000.00

Proceeds to Issuer:                               $ 178,965.00

Discounts and Commissions:                        0.575%

Reallowance:                                      0.400%

Dealer:                                           99.550%

Maturity Date:                                    Friday, May 15, 2009

Stated Annual Interest Rate:                      Floating Rate Note

    Interest Rate Determination Date:             The 7th business day preceding an Interest Reset Date.
    Interest Reset Periods:                       Monthly.  The first interest period will run from and including the Issue
                                                  Date to but excluding June 15, 2006.
    Interest Reset Dates:                         The 15th day of each month during the term of the notes, beginning June
                                                  15, 2006.
    Day Count Convention:                         30/360

    Interest Rate Basis:                          Consumer Price Index Adjustment Rate

    Index Maturity:                               N/A

    Spread:                                       +1.72%

    Initial Interest Rate:                        5.08%

    Maximum Interest Rate:                        N/A

    Minimum Interest Rate:                        0.00% per annum with respect to each Interest Reset Period

Interest Payment Frequency and Dates:             Monthly, from and including an Interest Reset Date to and excluding the next succeeding Interest Reset Date, except that the first period shall be the period from and including the Issue Date to but excluding June 15,
                                                  2006 (or, if such day is not a business day, the following business day).

Interest Payment Date:                            The 15th day of each month during the term of the notes, beginning June
                                                  15, 2006 (or, if such day is not a business day, the next following business day, in which case interest on that interest payment will not accrue for the period from the scheduled interest payment date to the next following business day on which the interest payment is made).

Additional Amounts:                               N/A

Survivor's Option:                                Yes

Callable by Issuer:                               No

If Callable by Issuer, dates and terms of         N/A
redemption (including the redemption price):

Original Issue Discount(1):                       N/A

Other Material Terms (if any):                    N/A

                                   Page 1 of 3
-----------------------------------
(1) For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders -- Original Issue Discount Notes" in the Prospectus.

                                                     Registration No. 333-124223
                                                Filed Pursuant to Rule 424(b)(2)

                       John Hancock Life Insurance Company
                                 SignatureNotes
           With Maturities of Twelve Months or More from Date of Issue
     Fully and Unconditionally Guaranteed By Manulife Financial Corporation
--------------------------------------------------------------------------------
Pricing Supplement No. 40                                   Trade Date: 5/1/2006
(To Prospectus dated July 8, 2005)                          Issue Date: 5/4/2006

The date of this Pricing Supplement is May 1, 2006

CUSIP or Common Code:                             41013NM96

Price to Public:                                  100.00%

Principal Amount:                                 $ 582,000.00

Proceeds to Issuer:                               $ 576,616.50

Discounts and Commissions:                        0.925%

Reallowance:                                      0.700%

Dealer:                                           99.250%

Maturity Date:                                    Sunday, May 15, 2011

Stated Annual Interest Rate:                      Floating Rate Note

    Interest Rate Determination Date:             The 7th business day preceding an Interest Reset Date.
    Interest Reset Periods:                       Monthly.  The first interest period will run from and including the Issue
                                                  Date to but excluding June 15, 2006.
    Interest Reset Dates:                         The 15th day of each month during the term of the notes, beginning June
                                                  15, 2006.
    Day Count Convention:                         30/360

    Interest Rate Basis:                          Consumer Price Index Adjustment Rate

    Index Maturity:                               N/A

    Spread:                                       +2.05%

    Initial Interest Rate:                        5.41%

    Maximum Interest Rate:                        N/A

    Minimum Interest Rate:                        0.00% per annum with respect to each Interest Reset Period

Interest Payment Frequency and Dates:             Monthly, from and including an Interest Reset Date to and excluding the next succeeding Interest Reset Date, except that the first period shall be the period from and including the Issue Date to but excluding June 15,
                                                  2006 (or, if such day is not a business day, the following business day).

Interest Payment Date:                            The 15th day of each month during the term of the notes, beginning June
                                                  15, 2006 (or, if such day is not a business day, the next following business day, in which case interest on that interest payment will not accrue for the period from the scheduled interest payment date to the next following business day on which the interest payment is made).

Additional Amounts:                               N/A

Survivor's Option:                                Yes

Callable by Issuer:                               No

If Callable by Issuer, dates and terms of         N/A
redemption (including the redemption price):

Original Issue Discount(2):                       N/A

Other Material Terms (if any):                    N/A

                                   Page 2 of 3
-----------------------------------
(2) For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders -- Original Issue Discount Notes" in the Prospectus.

                                                     Registration No. 333-124223
                                                Filed Pursuant to Rule 424(b)(2)

                       John Hancock Life Insurance Company
                                 SignatureNotes
           With Maturities of Twelve Months or More from Date of Issue
     Fully and Unconditionally Guaranteed By Manulife Financial Corporation
--------------------------------------------------------------------------------
Pricing Supplement No. 40                                   Trade Date: 5/1/2006
(To Prospectus dated July 8, 2005)                          Issue Date: 5/4/2006

The date of this Pricing Supplement is May 1, 2006

CUSIP or Common Code:                   41013NN20                                41013NN38

Price to Public:                        100.000%                                 100.000%

Principal Amount:                       $681,000.00                              $142,000.00

Proceeds to Issuer:                     $674,700.75                              $138,627.50

Discounts and Commissions:              0.925%                                   2.375%

Reallowance:                            0.700%                                   2.000%

Dealer:                                 99.250%                                  97.900%

Maturity Date:                          5/15/2011                                5/15/2031

Stated Annual Interest Rate:            5.250%                                   5.850%

Interest Payment Frequency:             Monthly                                  Monthly

First Payment Date:                     6/15/2006                                6/15/2006

Additional Amounts:                     N/A                                      N/A

Survivor's Option:                      Yes                                      Yes

Callable by Issuer:                     Yes                                      Yes

If Callable by Issuer,                  5/15/2008                                5/15/2011
dates and terms of                      Callable one time only at 100% on call   Callable one time only at 100% on call
redemption (including                   date above with 30 days notice           date above with 30 days notice
the redemption price)

Original Issue                             N/A                                      N/A
Discount(3):
Other Material Terms                       N/A                                      N/A
(if any):

                                                              Page 3 of 3

-----------------------------------
(3) For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders -- Original Issue Discount Notes" in the Prospectus

As of September 12, 2005 ABN AMRO Financial Services, Inc. changed its name to LaSalle Financial Services, Inc. Consequently, all references to "ABN AMRO Financial Services, Inc." in the prospectus are amended to read "LaSalle Financial Services, Inc.".